Exhibit 26 (g) iii. a. 4.

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: February 8, 1999

Coverage: Variable Life Select Inforce /

Effective May 1, 2012, the Amendment Effective Date, Schedule B – Reinsurance Basis & Participation Limits of the above-referenced Agreement will be replaced with the attached Schedule B – Reinsurance Basis & Participation Limits revising the Ceding Company’s             .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Agreement in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-8-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-8-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-8-13
Peter G. Ferris
Vice President & Actuary

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Kyle Bauer	Date:	4-5-2013

Print name:	Kyle Bauer

Title:	VP

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Jeremy Lane	Date:	4/5/13

Print name:	Jeremy Lane

Title:	VP

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SCHEDULE B: REINSURANCE BASIS & PARTICIPATION LIMITS

(Effective May 1, 2012)

1.	BASIS OF REINSURANCE: The Reinsurer shall participate in a pool of reinsurers on a basis for eligible .

2.	CEDING COMPANY’S PARTICIPATION: The Ceding Company shall retain % of each eligible .

3.	REINSURANCE PARTICIPATION: The Reinsurer’s participation shall be % of the reinsurance pool on eligible .

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: February 8, 1999

Coverage: Variable Life Select Inforce /

TAI Code:

Effective May 21, 2013, the Amendment Effective Date, the Ceding Company and the Reinsurer agree to a              for the VLS inforce              (the “            ”) under theabove-referenced Life YRT Agreement (the “Agreement”). The              agreed to by the Ceding Company and the Reinsurer used agreed upon            .

The Ceding Company and the Reinsurer have agreed to a              amount of $             (the “            ”) to be             . The Ceding Company agrees to             . The TAI reinsurance system (“TAI”) does             .The attained age has             .

            .

Except as otherwise provided herein or otherwise agreed upon in writing by the Ceding Company and Reinsurer, all other terms, provisions, and conditions of the Agreement remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	5-31-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	5-31-13
Peter G. Ferris
Vice President & Actuary

C. M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	5-31-13
Peter G. Ferris
Vice President & Actuary

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Kyle Bauer	Date:	5/23/2013

Print name:	Kyle Bauer

Title:	VP

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Jeremy Lane	Date:	5/23/2013

Print name:	Jeremy Lane

Title:	VP